Exhibit 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

The undersigned, He Baobing and Cui Weiming, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, of Liaoning Shuiyun Qinghe Rice Industry Co., Ltd. (the “Registrant”) do each hereby certify with respect to the Quarterly Report on Form 10-Q of the Registrant for the period ended January 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in this Report.

Date: March 15, 2022	/s/ He Baobing
He Baobing
Chief Executive Officer and Director (Principal Executive Officer)

Date: March 15, 2022	/s/ Cui Weiming
Cui Weiming
Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)